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                         CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information, both included in Post-Effective Amendment Number 25 to the Registration Statement (Form N-lA, No. 033-33734) of HSBC Mutual Funds Trust and to the use of our report dated February 23, 2000, incorporated by reference therein.

                                                        ERNST & YOUNG LLP

New York, New York
April 25, 2000